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                     OFF-SHORE SECURITIES PURCHASE AGREEMENT

     THIS AGREEMENT is made as of the 3rd day of November 1997, by and between Globus International Resources Corp., a Nevada corporation, with principal offices at 2 World Trade Center, New York, New York 10048 ( the "Company"), FTP, Inc., a Bahamas corporation with principal offices at 48 Par-La-Ville Road, Hamilton, Bermuda HM11 (the "Purchaser"), and Bondy Schloss LLP with principal offices at 6 East 43rd Street, New York, New York 10017 ("Escrow Agent").

                                   WITNESSETH:

     WHEREAS, in reliance upon the respective representations and warranties of the Company and the Purchaser, and the terms and conditions hereinafter set forth, Purchaser desires to acquire, from the Company a $500,000, 10% Convertible Promissory Note (the "Note") which Note and the interest thereon shall be convertible into shares of the Company's common stock (the "Shares") and warrants (the "Warrants") for an aggregate purchase price of U.S. $500,000 (the "Purchase Price");

     NOW, THEREFORE, in consideration of the premises and the respective covenants hereinafter set forth, the Company and Purchaser agree as follows:

     SALE AND PURCHASE OF SECURITIES.

     1.1 The Company agrees to sell to Purchaser and Purchaser hereby agrees to purchase from the Company the Note as described above. Such sale and purchase shall take place upon payment of the Purchase Price for the Note, by electronic transfer of funds to Escrow Agent as follows:

     Name of Account: Bondy & Schloss LLP
                      Special Master Escrow Account

     Bank: Bankers Trust

     ABA No. 021 001 033

     Account No. 42-826-222

     Purchaser hereby acknowledges that it has been advised by Escrow Agent that it is representing the Company in the transaction contemplated by this Agreement and that it is also general counsel to the Company on a regular basis.

     1.2. At the closing, the Escrow Agent shall deliver the Note to the Purchaser against payment therefore. Upon delivery of the Note, the Purchase Price shall be wire transferred by the Escrow Agent to a bank account or bank accounts specified by the Company.



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     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Purchaser that:

     2.1. The Company has been duly organized, is validly existing and is in good standing under the laws of the State of Nevada.

     2.2. The Company has full legal right, power and authority to enter into this Agreement, perform its obligations hereunder and to sell the Note to the Purchaser.

     2.3. The Company knows of no fact or circumstance with respect to the Company, its officers or directors which might materially adversely affect its operations, properties, assets, prospects, or condition, financial or otherwise.

     2.4. The Company is, to the best of its knowledge and belief, in compliance in all material respects with all applicable laws and regulations of Federal, state and local government agencies having jurisdiction over it.

     2.5. The Note, when issued will be duly authorized, validly issued, fully paid and non-assessable and the delivery to Purchaser of the Note pursuant to the provisions of this Agreement will constitute valid title in said Note, free and clear of all liens, encumbrances, restrictions, claims and commitments of every kind.

     2.6. Neither the execution nor delivery of this Agreement and the Note, or the performance by the Company of the transactions contemplated herein and therein, violate any provision of law applicable to the Company or conflict with or result in a breach or termination of any provision of, or constitute a default,or will result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to or under any corporate charter, by-law, mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which the Company is a party or by which any of the assets of the Company may be bound with or without the giving of notice, the passage of time or both, except with respect to applicable laws affecting creditors' rights.

     2.7. (i) The Company has not offered the Note to any person in the United States or to any U.S. person in the United States or to any U.S. person as that term is defined in Regulation S.

     (ii) At the time the buy order was originated, the Company and/or its agent reasonably believed the Purchaser was outside of the United States and was not a U.S. person.

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     (iii) The Company and/or its agent believes that the transaction has not been prearranged with an investor in the United States.

     (iv) In regard to this transaction, the Company has not nor to its knowledge has any affiliate or person acting on behalf of itself or the Company conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has the Company conducted any general solicitation relating to the offer and sale of the Note to persons resident within the United States or elsewhere.

     3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser hereby represents and warrants to the Company that:

     3.1. It understands and acknowledges that the Note acquired pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended (the "Act"), and is being sold in reliance upon an exemption from registration afforded by Regulation S promulgated under the Act; and that the Note has not been registered with any state securities commission or authority. Purchaser further understands that pursuant to the requirements of Regulation S, the Note acquired herein may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Act, or pursuant to an available exemption under the Act.

     3.2. (i) It is not a U.S. person and is not acquiring the Note for the account of any U.S. person, (ii) If a corporation, it is not organized or incorporated under the laws of the United States; (iii) if a corporation, no director or executive officer is a national or citizen of the United States; and
(iv) It is not otherwise deemed to be a "U.S. Person" within the meaning of Regulation S.

     3.3. It was not formed specifically for the purpose of acquiring the Note purchased pursuant to this agreement.

     3.4. It acknowledges that it has, either alone and/or through its agents, been afforded access to all material information concerning the Company and has received responses to all questions specifically posed to the Company relevant to Purchaser's decision to acquire the Note. Without limiting the foregoing, it has alone and/or through its agents, had adequate opportunity to ask questions of and receive answers from, responsible officers and/or directors of the Company and to conduct any other investigation it deems necessary and appropriate concerning acquisition of the Note. Except as set forth herein, the Company has made no representations or warranties to Purchaser which have induced, persuaded or stimulated it to subscribe for and acquire the Note hereunder.

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     3.5. It acknowledges that the Company is relying upon the representations made herein in selling the Note hereunder without registration and in reliance upon Regulation S promulgated under the Act. It is familiar with Regulation S and has consulted with legal counsel familiar with Regulation S in connection with this transaction.

     3.6. If a corporation, all corporate action on its part, necessary for the authorization, execution, delivery and performance of Purchaser's obligations under this Agreement has been or shall be taken prior to the closing of this transaction, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Purchaser.

     3.8. It is purchasing the Note for its own account and risk and not for the account or benefit of a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the Note or any right, option, security interest, pledge or other interest in or to the Note or Shares and Warrants into which the Note is convertible. It understands, acknowledges and agrees that it must bear the economic risk of its investment in the Note for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Note, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Act and the state securities acts.

     3.9. It will, after the expiration of the Restricted Period, as set forth under Rule 903(c)(3) of Regulation S, offer, sell, pledge or otherwise transfer the Note and any Shares and Warrants upon conversion of the Note, only pursuant to registration under the Securities act of 1933, or an available exemption therefrom and, in any case, in accordance with applicable state securities laws. The Transactions contemplated by this Agreement have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

     3.10. The offer leading to the sale evidenced hereby was made in an "offshore transaction". For purposes of Regulation S, Purchaser understands that an "offshore transaction" as defined under Regulation S is any offer or sale not made to a person in the United States; and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believe that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States; or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither

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the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.

     3.11. Neither the Purchaser nor any affiliate of the Purchaser or any person acting on its behalf, has made or is aware of any "directed selling efforts" in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being purchased hereby.

     3.12. It understands that the Company is the seller of the securities which are the subject of this agreement, and that, for purpose of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. In this regard, the Purchaser shall not, during the Restricted Period set forth under Rule 903(c)(3), act as a distributor, either directly or though any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Note or Shares and Warrants into which the Note is convertible into, other than to a non U.S. Person.

     3.13. It understands and acknowledges that the Company is not a reporting issuer as defined by Rule 902 of Regulation S and therefore is not required to file reports with the Securities and Exchange Commission under section 12(b), 12(g) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). Furthermore, no representations or warranties have been made to the Purchaser by the Company, the officers or directors of the Company, or any agent, employee or affiliate of any of them,, and in entering into this transaction the Purchaser is not relying upon any information, other than the results of its own independent investigation.

     3.14. If the Purchaser is a corporation or trust or other entity, the officer or trustee or other person executing this Agreement represents and warrants that it is authorized to so sign and that the entity is authorized by the governing documents of the entity as the case may be, to make this investment.

     3.15. It consents to the Company placing an appropriate stop transfer order against the Note and the Shares and Warrants into which the Note is convertible and acknowledges that such certificates will bear a legend in substantially the following form:


                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN

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                    OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE
                    UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A "U.S. PERSON" (AS DEFINED UNDER REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

     3.16. The Purchaser acknowledges that the Company may refuse to register any transfer of the Note and the Shares and Warrants into which they are convertible, not made in accordance with the offering restrictions imposed by
Section 902 of Regulation S and this Agreement.

     4. REGISTRATION RIGHTS

     4.1 The Company shall file a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission ("SEC") as soon as practicable after the closing of the transaction contemplated by this agreement, but in no event later than 60 days from the date of closing of this transaction, covering the Shares and Warrants issuable to the Purchaer upon conversion of the Note. Such registration statement shall be maintained current as to financial and other information. In addition, the Company shall take all other action necessary under federal or state law to allow resale by the Purchaser hereunder for a period of nine (9) months after the registration statement is declared effective by the SEC.

     4.2. In the event the Company has not filed a registration statement within sixty (60) days from the date of the closing of the transaction contemplated hereby, the conversion rates as set forth in Section 2.2 of the Note shall be decreased by ten (10%) percent for each thirty (30) day period that the registration statement is not filed.

     4.3 The Company will pay all registration expenses incurred in connection with any registration statement filed pursuant to this agreement. Any selling expenses incurred in connection with the registration statement shall be borne by the Purchaser whose Shares and Warrants are being included in the registration statement.

     5. APPOINTMENT OF ESCROW AGENT

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     5.1. The Company and Purchaser hereby appoint the Escrow Agent and the
Escrow Agent hereby accepts its appointment as Escrow Agent pursuant to the terms and conditions hereinafter set forth.

     5.2. The Company shall cause the Note, with the appropriate Regulation S legend thereon, to be issued in the name of the Purchaser. Escrow agent shall deliver the Note to the Purchaser, upon receipt of the Purchase Price and simultaneously disburse the Purchase Price in accordance with instructions it receives from the Company, less 13% which shall be payable to First Liberty Investment Group, Inc., the placement agent.

     5.3. Upon conversion of the Note, in whole or in part, the Purchaser shall deliver the Note to the Escrow Agent and the Company shall deliver to the Escrow Agent that number of Shares and Warrants into which the Note or any lesser amount thereof as designated, is being converted at that time, in accordance with the provisions of Section 2.2 of the Note, a copy of which is attached hereto as Exhibit A. The Escrow Agent shall hold the Shares and Warrants pending instructions from the Purchaser. The Company agrees that facsimile copies of the Notice of Conversion shall be acceptable to it and the Escrow Agent shall act upon such facsimile notices as if said notices were originally executed and delivered to the Escrow Agent.

     5.4. It is understood and agreed by the parties to this Agreement as follows:

          (a) The Escrow Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

          (b) The Escrow Agent does not have and shall not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof.

          (c) The Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

          (d) The Escrow Agent may conclusively rely upon and act in accordance with any certificate, instruction notice, letter, telegram, cablegram or other written instrument believed by it to be genuine and signed by the Company and Purchaser.

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          (e) The Company and Purchaser agree to save harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or as to its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent.

          (f) The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to give notice of such proceeding to the Company and Purchaser. The Escrow Agent shall not be required to institute legal proceedings of any kind.

          (g) The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the terms of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

          (h) The Escrow agent may refrain from taking any action other than keeping all property held by it in escrow if it is uncertain concerning its duties or rights under this Escrow Agreement or receives claims or demands from any person or entity or receives a final judgment by a court of competent jurisdiction if it deems that necessary or advisable.

     6. MISCELLANEOUS.

     6.1. Except as specifically referred herein, this agreement constitutes the entire contract between the parties hereto concerning the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     6.2. Any notice under the provisions of this Agreement shall be given in writing and delivered by hand, overnight courier or

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messenger service, against signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is confirmed or if transmission is confirmed by mail as provided in this paragraph 6.2, to the Purchaser at its address set forth above and/or its telecopier number set forth on the signature page hereof or to the Company at its address set forth above and/or its telecopier number set forth on the signature page hereof. Any party may by like notice, change the address to which notice should be given.

     6.3 This Agreement shall be governed by and construed in accordance with the laws of the state of New York.

     6.4 This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.5 The warranties and representations of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing hereunder.

     6.6. Except as herein provided, any provision of this Agreement may be amended or waived by a written instrument signed by the parties hereto.

                      (THIS SPACE LEFT BLANK INTENTIONALLY)

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     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the date and year first written above.


                                    FTP, Inc.

                                    By:/s/ Robert Martyn
                                       _____________________________
                                       Robert Martyn
                                       Telecopier (441) 293-0880

                                    Globus International Resources, Inc.

                                    By:/s/ Serge Pisman
                                       _____________________________
                                       Serge Pisman, President
                                        Telecopier No: (212) 839-8080

                                    Bondy & Schloss LLP

                                    By:/s/ Gerald A. Adler
                                       _____________________________
                                       Gerald A. Adler
                                        Telecopier   No: (212) 972-1677


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